As filed with the Securities and Exchange Commission on November 3, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3180312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7500 Rialto Blvd, Building Two, Suite 100, Austin, Texas 78735

(Address of Principal Executive Offices) (Zip Code)

ArthroCare Corporation Amended and Restated 2003 Incentive Stock Plan

(Full title of the plan)

David Fitzgerald

President and Chief Executive Officer

ArthroCare Corporation

7500 Rialto Blvd, Building Two, Suite 100

Austin, Texas 78735

(512) 391-3900

(Telephone number, including area code, of agent for service)

With copies to:

Michael W. Hall Joel H. Trotter Latham & Watkins LLP 555 Eleventh Street, NW Washington, DC 20004-1304 (202) 637-2200	Todd Newton Senior Vice President and Chief Financial Officer ArthroCare Corporation 7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (512) 391-3900

Indicate by check mark whether the registrant in a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” or a “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company.)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (1)(2)		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share(1)	2,200,000	(2)	$27.07	(3)	$59,554,000	$4,246.20

(1)         This registration statement (the “Registration Statement”) registers the issuance of an aggregate of 2,200,000 additional shares of the common stock of ArthroCare Corporation (the “Registrant”), par value $0.001 (the “Common Stock”), issuable pursuant to equity awards under the ArthroCare Corporation Amended and Restated 2003 Incentive Stock Plan (the “2003 Plan”).

(2)         Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(3)         The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h), promulgated under the Securities Act, for 2,200,000 shares of Common Stock registered hereunder, on the basis of the average of the high and low per share prices of the Common Stock as reported by NASDAQ on November 1, 2010.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of the Registrant’s Common Stock, to be offered and sold under the 2003 Plan: Registration Statement on Form S-8 filed on June 6, 2008 (File No. 333-151488) for 1,200,000 shares, Registration Statement on Form S-8 filed on June 28, 2006 (File No. 333-135399) for 1,250,000 shares, Registration Statement on Form S-8 filed on December 2, 2004 (File No. 333-120932) for 750,000 shares and Registration Statement on Form S-8 filed on June 24, 2003 (File No. 333-106409) for 500,000 shares (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated herein by reference. This Registration Statement on Form S-8 covers 2,200,000 additional shares of the Registrant’s Common Stock available for issuance under the 2003 Plan pursuant to an amendment and restatement of the 2003 Plan.

Item 8.         Exhibits

See the Index to Exhibits after the signature pages hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 3, 2010.

ARTHROCARE CORPORATION a Delaware Corporation

By:	/s/ David Fitzgerald
Name:	David Fitzgerald
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2010. Each person whose signature appears below hereby constitutes and appoints David Fitzgerald and Todd Newton, or either of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the SEC, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Fitzgerald	President, Chief Executive Officer and Director	November 3, 2010
David Fitzgerald	(Principal Executive Officer)

/s/ Todd Newton	Senior Vice President and Chief Financial Officer	November 3, 2010
Todd Newton	(Principal Accounting and Financial Officer)

/s/ James G. Foster	Director	November 3, 2010
James G. Foster

/s/ Peter L. Wilson	Director	November 3, 2010
Peter L. Wilson

/s/ Tord B. Lendau	Director	November 3, 2010
Tord B. Lendau

/s/ Barbara D. Boyan	Director	November 3, 2010
Barbara D. Boyan

/s/ Terrence E. Geremski	Director	November 3, 2010
Terrence E. Geremski

/s/ Gregory A. Belinfanti	Director	November 3, 2010
Gregory A. Belinfanti

/s/ Christian P. Ahrens	Director	November 3, 2010
Christian P. Ahrens

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	ArthroCare Corporation Amended and Restated 2003 Incentive Stock Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed March 23, 2010)

5.1	Opinion of Latham and Watkins LLP

23.1	Consent of Latham and Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)